Exhibit 99.1

PRESS RELEASE

Contact:

James R. Brannen

President and Chief Executive Officer

First Seacoast Bancorp

(603) 742-4680

First Seacoast Bancorp Announces Commencement of Stock Offering

in Connection with Second Step Conversion Transaction

Dover, NH; November 21, 2022 – First Seacoast Bancorp (Nasdaq: “FSEA”), the holding company for First Seacoast Bank, announced today that First Seacoast Bancorp, Inc., a newly formed Maryland corporation and the proposed successor holding company of First Seacoast Bank, is commencing its offering of common stock in connection with the proposed conversion of First Seacoast Bancorp, MHC from a mutual holding company to a stock holding company.

First Seacoast Bancorp, Inc. is offering for sale, on a best efforts basis, up to 3,795,000 shares of its common stock at a purchase price of $10.00 per share. The shares will be offered for sale in a subscription offering to eligible depositors and borrowers of First Seacoast Bank and to its employee stock ownership plan. Any shares of common stock not subscribed for in the subscription offering may be offered for sale to the general public in a community offering, with a first preference given to natural persons residing in the New Hampshire counties of Rockingham and Strafford and a second preference given to public stockholders of First Seacoast Bancorp as of the close of business on November 3, 2022.

All questions concerning the conversion and stock offering or requests for stock offering materials should be directed to the Stock Information Center at 1-(877) 892-9472 (toll-free). The Stock Information Center will be open Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern Time, beginning on November 22, 2022 and through December 16, 2022, the scheduled expiration date of the subscription offering. The Stock Information Center will be closed on bank holidays.

First Seacoast Bancorp, Inc. must sell at least 2,805,000 shares of its common stock in the stock offering in order to complete the conversion and stock offering. Completion of the conversion and stock offering is also subject to the receipt of final regulatory approval, the approvals of the stockholders of First Seacoast Bancorp and the members of First Seacoast Bancorp, MHC, and other customary closing conditions.

Luse Gorman, PC is serving as legal counsel to First Seacoast Bancorp, Inc., First Seacoast Bancorp, MHC, First Seacoast Bancorp and First Seacoast Bank. Keefe, Bruyette & Woods, Inc., a Stifel Company, is acting as marketing agent to First Seacoast Bancorp, Inc. in connection with the stock offering.

About First Seacoast Bank

First Seacoast Bank is a federally-chartered stock savings bank serving the financial needs of residents of the Seacoast region of New Hampshire. First Seacoast Bank operates four full-service offices in Strafford County, New Hampshire, and one full-service office in Rockingham County, New Hampshire.

Forward-Looking Statements

This press release contains certain forward-looking statements about the conversion and stock offering. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may”. Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include that the proposed transaction may not be timely completed, if at all, that required regulatory, stockholder and member approvals are not timely received, if at all, or that other customary closing conditions are not satisfied in a timely manner, if at all.

Important Additional Information and Where to Find It

First Seacoast Bancorp, Inc. has filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-1 that includes a proxy statement of First Seacoast Bancorp and a prospectus of First Seacoast Bancorp, Inc., as well as other relevant documents concerning the proposed transaction. STOCKHOLDERS OF FIRST SEACOAST BANCORP ARE URGED TO READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT, AND THE PROSPECTUS CAREFULLY WHEN THESE DOCUMENTS BECOME AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. When filed, these documents and other documents relating to the proposed transaction can be obtained free of charge from the SEC’s website at www.sec.gov. Alternatively, these documents, when available, can be obtained free-of-charge from First Seacoast Bancorp upon written request to First Seacoast Bancorp, 633 Central Avenue, Dover, New Hampshire 03820, Attention: James R. Brannen, or by calling (603) 742-4680.

Participants in the Solicitation

First Seacoast Bancorp and its directors and its executive officers may be deemed to be participants in the solicitation of proxies with respect of the proposed transaction. Information regarding First Seacoast Bancorp’s directors and executive officers is available in its definitive proxy statement for its 2022 Annual Meeting of Stockholders, filed with the SEC on April 14, 2022. Other information regarding the participants in the proxy solicitation will be contained in the proxy statement, the prospectus, and other relevant materials filed with the SEC, as described above.

This press release is neither an offer to sell nor a solicitation of an offer to buy the common stock of First Seacoast Bancorp, Inc. The offer is made only by the prospectus and when accompanied by a stock order form. The shares of common stock being offered for sale by First Seacoast Bancorp, Inc. are not savings accounts or deposit accounts and are not insured by the Federal Deposit Insurance Corporation or by any other government agency.